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

Name of Security              Date of Purchase     Syndicate Members                    Securities Purchased From
Ferrellgas Partners LP        4/14/04              Credit Suisse First Boston           Credit Suisse First Boston
Senior Notes                                       Banc of America Securities LLC
                                                   ABN AMRO Incorporated
                                                   Banc One Capital Markets
                                                   BNP PARIBAS
                                                   Piper Jaffray
                                                   SG Cowen Securities
                                                   Wells Fargo Securities

Charter Communications        4/20/04              JP Morgan                            Credit Suisse First Boston
Operating LLC                                      Banc of America Securities LLC
Senior Notes                                       Citigroup
                                                   Credit Suisse First Boston
                                                   Credit Lyonnais Securities (USA)
                                                   Deutsche Bank Securities
                                                   BNP PARIBAS
                                                   BNY Capital Markets, Inc.
                                                   Rabo Securities USA, Inc.
                                                   Scotia Capital
                                                   ABN AMRO Incorporated
                                                   Harris Nesbitt
                                                   Morgan Stanley
                                                   RBC Capital Markets
                                                   SG Cowen Securities

Affiliated broker is SG Cowen Securities. Securities were purchased in the offering at the public offering price.